HARVEST NATURAL RESOURCES ANNOUNCES

THIRD QUARTER 2007 RESULTS

HOUSTON, Texas (November 1, 2007) – Harvest Natural Resources, Inc. (NYSE: HNR) today announced 2007 third quarter earnings of $5.4 million, or $0.14 per diluted share, compared with a loss of $13.6 million, or $0.36 per diluted share, for the same period last year. The 2007 third quarter earnings included a $15.0 million gain on the purchase and exchange of U.S. dollar indexed Venezuelan government bonds. The proceeds from the sale of the bonds were used to service the Bolivar denominated debt of Harvest Vinccler, S.C.A., an 80 percent owned Harvest affiliate.

The Company has not been able to recognize the equity earnings for its producing operations in Venezuela since the 2006 second quarter. Equity earnings are expected to be reported in the fourth quarter of 2007. The conversion agreements were executed in September and Petrodelta, S.A. (“Petrodelta”) was legally incorporated shortly thereafter. Publication of the Presidential transfer decree in October 2007 represented the final step of the formal conversion process.

Harvest President and Chief Executive Officer, James A. Edmiston, said: “The last step remaining to complete the conversion of our operating services agreement to Petrodelta was the October 25, 2007 publication of the transfer decree signed by President Chavez. The transfer decree gives Petrodelta the right to develop the Uracoa, Tucupita and Bombal fields, operated by Harvest since 1992, and the Isleño, Temblador and El Salto fields recently awarded to Petrodelta. Petrodelta has a detailed plan of development which it will begin to implement immediately. With the transfer decree in hand, Petrodelta will begin producing oil and gas under a tax and royalty structure with a one-third royalty and a 50 percent income tax rate. Petrodelta will invoice PDVSA for oil and gas delivered since April 1, 2006, and Harvest will be able to include its pro rata share of Petrodelta’s earnings in its financial results.”

Edmiston continued: “Harvest maintains a strong balance sheet as it prepares for Petrodelta to resume the drilling program initiated by Harvest in 2004. As of October 30, 2007, we have reduced our debt to $9.3 million, repurchased $32.1 million of common stock and expect Petrodelta’s drilling plan to be self-funding. The publication of the transfer decree allows us to move forward with Petrodelta’s operating and drilling plans. A workover rig is being mobilized to the Uracoa Field and will begin its work program of normal repair and maintenance. The first drilling rig is currently in port awaiting customs clearance in anticipation of resuming the Uracoa drilling program which was suspended in 2005. A second workover rig and a second drilling rig are expected to start next year.”

Production from the South Monagas Unit

For the nine months and eighteen months ended September 30, 2007, operating statistics (on a 100% basis) for the existing South Monagas Unit (SMU) operated by the Company’s affiliate, Harvest Vinccler, S.C.A., are as follows:

•	Production of 4.2 million barrels of oil and 10.1 billion cubic feet (Bcf) of natural gas. Average daily production was 15,250 barrels and 37 million cubic feet of natural gas, or 21,400 barrels of oil equivalent (Boe), for the nine months ended September. Production for the eighteen months ended September 30 was 9.4 million barrels of oil and 21.7 Bcf of natural gas. Average daily production was 17,100 barrels of oil and 40 million cubic feet of natural gas, or 23,650 Boe.

•	Crude oil prices that would be paid if the conversion contract had been in place cannot be calculated as one element of the pricing formula has not been set. Market prices for crude oil of the type produced in SMU averaged approximately $53.11 per barrel and $50.24 per barrel, respectively, for the nine and eighteen month periods ended September 30. The price for natural gas that would be paid under the conversion contract is $1.54 per thousand cubic feet.

•	Petrodelta royalties and income taxes will be 33 and 50 percent, respectively.

Share Buyback Program

Harvest purchased 2.9 million shares, or 7.7 percent, of its common stock during the third quarter for $32.1 million, or $11.03 per share, including commissions. In June 2007, the Board of Directors authorized Harvest to purchase up to $50 million of its common stock through open market purchases.

Conference Call

Harvest will hold an earnings conference call today at 10:00 a.m. Central Time (11:00 Eastern Time) to discuss 2007 third quarter results. To access the call, dial 785-424-1056, conference ID: Harvest, five to ten minutes prior to the start time. A recording of the conference call will also be available for replay through November 8, 2007 at 402-220-7339. To listen to the live webcast of the call, please visit our website at www.harvestnr.com.

About Harvest Natural Resources

Harvest Natural Resources, Inc. headquartered in Houston, Texas, is an independent energy company with principal operations in Venezuela and business development offices in Russia and the United Kingdom. For more information visit the Company’s website at www.harvestnr.com.

CONTACT:
Steven W. Tholen
Senior Vice President, Chief Financial Officer
(281) 899-5714

“This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include estimates and timing of expected oil and gas production, oil and gas reserve projections of future oil pricing, future expenses, planned capital expenditures, anticipated cash flow and our business strategy. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2006 Annual Report on Form 10-K and other public filings.”

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS
($ thousands, unaudited)
September 30,		December 31,
2007		2006
ASSETS:

CURRENT ASSETS:
Cash and equivalents	$107,822	$148,079
Restricted cash	6,817	15,888
Accounts receivable, net	9,717	9,811
Advances to provisional equity affiliate	12,989	19,146
Deferred income taxes	5,608	5,608
Prepaid expenses and other	1,018	1,246

Total current assets	143,971	199,778
RESTRICTED CASH	48,957	73,001
OTHER ASSETS	176	176
INVESTMENT IN EQUITY AFFILIATE	4,180	-
INVESTMENT IN PROVISIONAL EQUITY AFFILIATE	146,436	146,436
PROPERTY AND EQUIPMENT, net	3,324	3,320

TOTAL ASSETS	$347,044	$422,711

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Accounts payable, trade and other	$4,081	$3,827
Accounts payable, related party	9,985	9,637
Accrued expenses	9,560	12,975
Accrued interest	5,023	6,850
Deferred revenue	11,217	11,217
Income taxes payable	886	34
Current portion of long-term debt	19,534	37,674

Total current liabilities	60,286	82,214
LONG TERM DEBT	47,442	66,977
COMMITMENTS AND CONTINGENCIES	-	-
MINORITY INTEREST	29,785	28,634
STOCKHOLDERS’ EQUITY:
Common stock and paid-in capital	199,199	194,556
Retained earnings	46,156	54,174
Treasury stock	(35,824)	(3,844)

Total stockholders’ equity	209,531	244,886

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$347,044	$422,711

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts, unaudited)
THREE MONTHS ENDED:	September 30, 2007	September 30, 2006

Barrels of oil sold
MMCF of gas sold
Total BOE
Average price/barrel
Average price/mcf

	$	$

REVENUES:
Oil sales	—	—
Gas sales	—	—

EXPENSES:
Operating expenses	—
Depreciation	44	62
General and administrative	5,959	6,417
Taxes other than on income	66	1,175
	6,069	7,654

LOSS FROM OPERATIONS	(6,069)	(7,654)

OTHER NON-OPERATING INCOME (EXPENSE)
Gain on financing transactions	15,042	—
Investment earnings and other	2,307	2,435
Interest expense	(2,262)	(5,069)
Net loss on exchange rates	(11)	(16)
	15,076	(2,650)

INCOME (LOSS) BEFORE INCOME TAXES AND
MINORITY INTERESTS	9,007	(10,304)
Income tax expense	863	5,338

INCOME (LOSS) BEFORE MINORITY INTERESTS	8,144	(15,642)
Minority interest in consolidated subsidiary companies	2,524	(2,044)

INCOME (LOSS) FROM CONSOLIDATED COMPANIES	5,620	(13,598)
Net loss from unconsolidated equity affiliate	(235)	—

NET INCOME (LOSS)	$5,385	($13,598)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.15	($0.36)
Diluted	$0.14	($0.36)

Weighted average shares outstanding:
Basic	36.3 million	37.3 million
Diluted	37.9 million	37.3 million

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per BOE and per share amounts, unaudited)

NINE MONTHS ENDED:	September 30, 2007	September 30, 2006

Barrels of oil sold		1,894
MMCF of gas sold		4,506
Total BOE		2,645
Average price/barrel		$28.96
Average price/mcf		$1.03
	$	$

REVENUES:
Oil sales	—	54,858
Gas sales	—	4,648

		59,506

EXPENSES:
Operating expenses	—	9,241
Depletion and amortization	—	9,904
Depreciation	342	534
General and administrative	19,988	20,162
Taxes other than on income	488	3,752

	20,818	43,593

INCOME (LOSS) FROM OPERATIONS	(20,818)	15,913

OTHER NON-OPERATING INCOME (EXPENSE)
Gain on financing transactions	15,042	—
Investment earnings and other	7,541	6,816
Interest expense	(7,209)	(20,923)
Net gain (loss) on exchange rates	17	(22)

	15,391	(14,129)

INCOME (LOSS) BEFORE INCOME TAXES AND
MINORITY INTERESTS	(5,427)	1,784
Income tax expense	1,029	60,910

LOSS BEFORE MINORITY INTERESTS	(6,456)	(59,126)
Minority interest in consolidated subsidiary companies	1,151	(9,114)

LOSS FROM CONSOLIDATED COMPANIES	(7,607)	(50,012)
Equity in net losses of affiliated companies	(411)	—

NET LOSS	($8,018)	($50,012)

NET LOSS PER COMMON SHARE:
Basic	($0.22)	($1.34)
Diluted	($0.22)	($1.34)

Weighted average shares outstanding:
Basic	37.1 million	37.2 million
Diluted	37.1 million	37.2 million

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Cash Flows From Operating Activities:
Net income (loss)	$5,385	($13,598)	($8,018)	($50,012)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depletion, depreciation and amortization	44	62	342	10,438
Net loss from unconsolidated equity affiliate	235	—	411	—
Non-cash compensation-related charges	1,486	1,292	4,384	3,816
Gain on financing transactions	(15,042)	—	(15,042)	—
Minority interest in consolidated subsidiary companies	2,524	(2,044)	1,151	(9,114)
Deferred income taxes	—	1	—	(2,556)
Changes in operating assets and liabilities:
Accounts and notes receivable	(235)	(643)	94	58,217
Advances to provisional equity affiliate	2,377	(8,048)	6,157	(17,234)
Prepaid expenses and other	66	591	228	1,296
Accounts payable	608	(10)	254	3,034
Accounts payable, related party	118	85	348	318
Accrued expenses	916	(1,663)	(3,588)	(10,933)
Accrued interest	(1,514)	4,969	(1,827)	20,597
Deferred revenue	—	—	—	4,489
Asset retirement liability	—	—	—	24
Income taxes payable	813	(32,300)	852	3,328

Net Cash Provided By (Used In) Operating Activities	(2,219)	(51,306)	(14,254)	15,708

Cash Flows From Investing Activities:
Additions of property and equipment	(59)	(81)	(346)	(1,554)
Investment in equity affiliated	—	—	(4,591)	—
Investment in provisional equity affiliate	—	271	—	(76)
Decrease in restricted cash	19,520	(45,560)	33,115	(45,560)
Investment costs	5	(6)	—	533
Net Cash Provided By (Used In) Investing Activities	19,466	(45,376)	28,178	(46,657)

Cash Flows From Financing Activities:
Net proceeds from issuances of common stock	290	25	541	874
Treasury stock	(32,089)	—	(32,089)	—
Proceeds from issuance of notes payable	—	53,837	—	53,837
Payments on long-term debt	(13,331)	(2,583)	(22,633)	(5,467)
Net Cash Provided By (Used In) Financing Activities	(45,130)	51,279	(54,181)	49,244

Net Increase (Decrease) in Cash	(27,883)	(45,403)	(40,257)	18,295
Cash and Cash Equivalents at Beginning of Period	135,705	226,717	148,079	163,019

Cash and Cash Equivalents at End of Period	$107,822	$181,314	$107,822	$181,314